UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2017

BEIGENE, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-37686 (Commission File Number)	98-1209416 (I.R.S. Employer Identification No.)

c/o Mourant Ozannes Corporate Services (Cayman) Limited

94 Solaris Avenue, Camana Bay

Grand Cayman KY1-1108

Cayman Islands

(Address of principal executive offices) (Zip Code)

+1 (345) 949 4123

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

Equity Joint Venture Contract

On March 7, 2017, BeiGene (Hong Kong) Co., Limited (“BeiGene HK”), a wholly owned subsidiary of BeiGene, Ltd. (the “Company”), entered into an equity joint venture contract (the “JV Agreement”) with Guangzhou GET Technology Development Co., Ltd. (“GET”) relating to the formation of BeiGene Biologics Co., Ltd. (the “JV Company”), a Sino-foreign equity joint venture enterprise incorporated under the laws of the People’s Republic of China (“PRC”), to research, develop and produce biologics products in the PRC.

BeiGene HK will make an initial cash capital contribution of RMB200 million and a subsequent contribution of one or more biologics assets in exchange for a 95% equity interest in the JV Company. GET will provide a total of RMB1 billion cash to the JV Company including a 5% equity interest in the JV Company and a shareholder loan (the “Shareholder Loan”) to the JV Company.  The Shareholder Loan may be convertible, either partially or in full, to an additional mid-single digit percentage equity interest in the JV Company, or paid upon the maturity of the loan. See disclosures under caption “Capital Increase Agreement” and “Shareholder Loan Contract” for additional details of these agreements.

The JV Company will establish a manufacturing factory (the “Factory”) in Guangzhou through a wholly-owned subsidiary (the “Factory Sub”) to manufacture biologics, with a registered capital of RMB1 billion.  The Factory Sub expects to acquire at least 100,000 square meters of land for the Factory in the Sino-Singapore Guangzhou Knowledge City and borrow RMB1 billion commercial bank loan for the purpose of the construction and operation of the Factory.

The JV Company will be governed by a five-member board of directors (the “JV Board”), four of whom will be appointed by BeiGene HK and one by GET. The initial term for JV Board members is five years, followed by three-year terms. The chairman of the JV Board will be appointed by BeiGene HK. During the period when the Shareholder Loan is still a convertible loan, certain matters may only be approved by unanimous vote of the JV Board and each of BeiGene HK and GET will also appoint one supervisor, whose primary duty is to, pursuant to the PRC Company Law, examine the financial affairs of the JV Company and the conduct of the JV Board and management.

The JV Agreement contains certain restrictions on the transfer of equity interest in the JV Company, including rights of first refusal for proposed transfers to third parties.

The JV Company has a 50-year term, subject to extension. The JV Agreement may be terminated by written agreement between the parties.  Either party may terminate the JV Agreement unilaterally in the event that (1) the update of the JV Company’s business license as a result of the transaction contemplated under the Capital Increase Agreement is not completed by May 31, 2017; (2) the other party fails to contribute the registered capital within a certain period of time; (3) the other party’s breach leading to the failure of the debt-to-equity conversion and/or BeiGene HK’s contribution of a certain biologic asset, or assets; or (4) the other party is in liquidation or bankruptcy proceeding.  Additionally, BeiGene HK may terminate the JV Agreement unilaterally in the event that (1) GET fails to provide the Shareholder Loan; (2) GET violates the equity transfer restrictions; (3) a change of control of GET results in the control of GET by a competitor; or (4) material breaches by a GET affiliate of investment agreement provisions that provide for certain subsidies and benefits. In the event that BeiGene HK unilaterally terminates the JV Agreement pursuant to certain termination provisions, BeiGene HK has the right to purchase all of GET’s equity interest in the JV Company at the market price.

Capital Increase Agreement

In conjunction with the JV Agreement, on March 7, 2017, the JV Company entered into a capital increase agreement with BeiGene HK and GET (the “Capital Increase Agreement”), to govern the capital contributions to the JV Company. BeiGene HK will contribute RMB200 million cash capital contribution over a three-year period commencing March 31, 2017. GET will contribute its full cash contribution on March 31, 2017. The Capital Increase Agreement may be terminated by written agreement among the parties.  Any party may terminate the Capital Increase Agreement unilaterally in the event that (1) the update of the JV Company’s business license as a result of the transaction contemplated under the Capital Increase Agreement is not completed by May 31, 2017; or (2) a material breach is not cured within a certain period of time.

Shareholder Loan Contract

In conjunction with the JV Agreement, on March 7, 2017, the JV Company entered into a shareholder loan contract (the “Shareholder Loan Contract”) with GET relating to a loan of no more than RMB1 billion from GET to the JV Company with an interest rate of 8% per annum. The term of the Shareholder Loan is 72 calendar months, commencing from the actual draw down date indicated in the receipt of the Shareholder Loan. No accrued interest is due and payable prior to the repayment of the principal or the debt-to-equity conversion. GET will provide the Shareholder Loan to the JV Company in one lump-sum payment not later than March 31, 2017. The Shareholder Loan may be prepaid or converted in full or partially into a mid-single digit percentage equity interest in the JV Company prior to its maturity date pursuant to the terms of the JV Agreement upon the achievement of certain regulatory milestones. The Shareholder Loan can only be used for the JV Company, including the construction and operation of the Factory and research and development and clinical trials to be carried out by the JV Company. If the JV Company does not use the Shareholder Loan proceeds for the specified purposes, GET may be entitled to certain liquidated damages. In the event of an early termination of the JV Agreement, the Shareholder Loan will become due and payable at the time of termination of the JV Agreement.

Commercial Loan(s)

The Factory Sub expects to borrow RMB1 billion in the form of a commercial loan(s) and expects to receive certain interest subsidies for commercial loan interest payment(s), subject to limitation.

The foregoing descriptions of the terms of the various agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which the Company intends to file as exhibits to a subsequent periodic report.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the disclosure set forth under Item 1.01 under the captions Shareholder Loan Contract and Commercial Loan(s), which is incorporated by reference into this Item 2.03.

Item 7.01                                           Regulation FD Disclosure.

On March 7, 2017, the Company issued a press release announcing joint venture transaction described under Item 1.01.  A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued on March 7, 2017, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: March 7, 2017	By:	/s/ Howard Liang
	Name:	Howard Liang
	Title:	Chief Financial Officer and Chief Strategy Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on March 7, 2017, furnished herewith